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                                                                Exhibit 99(i)(1)


                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            515 South Flower Street
                         Los Angeles, California 90071

                           Telephone (213) 683-6000

                              December 29, 2003


Atlas Assets, Inc.
794 Davis Street
San Leandro, California 94577

Ladies and Gentlemen:

     We have acted as counsel to Atlas Funds, a Delaware statutory trust (the "COMPANY"), with respect to certain legal matters in connection with the shares of beneficial interest of the Company offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 33-20318), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "REGISTRATION STATEMENT").

     We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Additional Information / Legal Opinions" in the Statement of Additional Information which forms part of the Registration Statement.

                                       Very truly yours,

                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP